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                                                                         EX-23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Certicom Corp. (the "Company") on Form S-8 of the following reports appearing in the Prospectus on Form F-10:

        - Our report dated June 7, 1999 (except for Note 14 which is as of March 1, 2000) on the consolidated financial statements of the Company (expressed in U.S. dollars and presented in accordance with United States generally accepted accounting principles ("US GAAP"))

        - Our report dated September 24, 1999 on the financial statements of Consensus Development Corporation

        - Our report dated February 10, 2000 on the financial statements of Trustpoint

We also consent to the incorporation by reference in this Registration Statement of the Company on Form S-8 of the following reports included and incorporated by reference in the Prospectus on Form F-10:

        - Our report dated June 7, 1999 on the consolidated financial statements of the Company for the year ended April 30, 1999 (expressed in Canadian dollars and presented in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"))

        - Our report dated June 7, 1999 (except for Note 15 which is as of March 1, 2000) on the consolidated financial statements of the Company for the year ended April 30, 1999 (expressed in US dollars and presented in accordance with Canadian GAAP)

We also consent to the incorporation by reference in this Registration Statement of the Company on Form S-8 of our report dated June 7, 1999, included and incorporated by reference in the Company's renewal Annual Information Form dated June 7, 1999.

We also consent to the use in this Registration Statement of the Company on Form S-8 of the following reports appearing in the Prospectus on Form F-10:

        - Our compilation report dated March 1, 2000 on the pro forma condensed consolidated statement of operations of the Company for the year ended April 30, 1999 and nine months ended January 31, 2000 (expressed in US dollars prepared in accordance with Canadian GAAP)

        - Our compilation report dated March 1, 2000 on the pro forma condensed consolidated statement of operations of the Company for the year ended April 30, 1999 and nine months ended January 31, 2000 (expressed in US dollars and prepared in accordance with US GAAP)

We also consent to the reference to us under the heading "Selected Financial Data" in the Preliminary Prospectus on Form F-10.



\s\ Deloitte & Touche LLP

Charted Accountants

Toronto, Ontario
May 17, 2000